UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2025

Date of Report (Date of earliest event reported)

bioAffinity Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road

Suite 216

San Antonio, Texas 78257

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.007 per share	BIAF	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of bioAffinity Technologies, Inc. (the “Company”) held on July 25, 2025, the Company’s stockholders voted on six proposals, each of which is listed below and described in more detail in the Company’s Definitive Proxy Statement, which was filed with the Securities and Exchange Commission on June 2, 2025. With respect to each proposal, holders of the Company’s common stock, par value $0.007 per share (the “Common Stock”), were entitled to cast one vote per share of Common Stock held as of the close of business on the record date of May 29, 2025 (the “Record Date”). On the Record Date there were 28,459,541 shares of the Company’s Common Stock issued and outstanding and entitled to vote at the 2025 Annual Meeting.

The following are the final results of voting on each of the proposals presented at the 2025 Annual Meeting:

Proposal No. 1: Election of Directors.

The stockholders elected each of the seven director nominees to serve on the Board until the 2026 Annual Meeting of Stockholders and until such director’s successor has been duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Maria Zannes	7,693,327	114,549	290,195	6,378,795
Steven Girgenti	7,658,376	111,500	328,195	6,378,795
Robert Anderson	7,632,198	109,288	356,585	6,378,795
Peter Knight	7,630,149	111,266	356,656	6,378,795
Gary Rubin	7,426,487	313,718	357,866	6,378,795
Roby Joyce, MD	7,629,826	112,674	355,571	6,378,795
Jamie Platt, PhD	7,631,076	111,611	355,384	6,378,795

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,748,238	451,298	1,277,330	-

Proposal No. 3: Reverse Stock Split Proposal

The stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended, to effect a Reverse Stock Split.

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,606,440	2,750,237	120,189	-

Proposal No. 4: Issuance of Shares of Common Stock Upon Exercise of Warrants

The stockholders approved the issuance of up to an aggregate of 2,926,166 shares of the Company’s Common Stock upon the exercise of common stock purchase warrants issued to institutional investors and designees of the placement agent in connection with the Company’s private placement offering that closed on February 26, 2025, that may be equal to or exceed 20% of the Company’s Common Stock outstanding before such offering.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,110,141	970,281	17,649	6,378,795

Proposal No. 5: Share Increase Amendment to the Certificate of Incorporation

The stockholders approved the Share Increase Amendment to the Company’s Certificate of Incorporation..

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,830,169	2,607,455	39,242	-

Proposal No. 6: Anti-Dilution Adjustment Proposal

The stockholders approved the anti-dilution provision of the Common Stock purchase warrants issued in connection with our public offering that closed on May 7, 2025 and the reduction in exercise price of the May 2025 Warrants (subject to a floor price of $0.10 per share) and corresponding increase in the number of shares issuable upon exercise thereof of up to an aggregate maximum of 49,907,811 shares of our Common Stock, resulting from the triggering of such anti-dilution provision.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,098,633	915,454	1,083,984	6,378,795

Proposal No. 7: Adjournment of the Annual Meeting

The stockholders approved the adjournment of the 2025 Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 3, Proposal No. 4, Proposal No. 5 and/or Proposal No. 6. However, such an adjournment was not necessary in light of the approval of Proposal Nos. 3, 4, 5 and 6 at the 2025 Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,133,858	2,302,571	40,437	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bioAffinity Technologies, Inc.

Dated: July 25, 2025	By:	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer